As filed with the Securities and Exchange Commission on May 14, 2018

Registration No. 333-218122

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-218122

UNDER

THE SECURITIES ACT OF 1933

ALBANY INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	14-0462060 (I.R.S. Employer Identification No.)

216 Airport Drive

Rochester, NH 03867

(603) 330-5850

(Address of Registrant’s Principal Executive Offices)

ALBANY INTERNATIONAL CORP.

Directors’ Annual Retainer Plan

(Full Title of the Plan)

Charles J. Silva, Jr.

Albany International Corp.

216 Airport Drive

Rochester, New Hampshire 03867

(518) 445-2200

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement No. 333-218122 (the “Post-Effective Amendment”) is to reflect the amendment and restatement of the Registrant’s current Directors’ Annual Retainer Plan. No additional securities are being registered.

On May 19, 2017, Albany International Corp., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-218122) registering 100,000 shares of the Company’s Class A Common Stock, par value $.001 per share (the “Common Stock”), for issuance in accordance with the terms of the Company’s Directors’ Annual Retainer Plan (the “Current Plan”).

On February 23, 2018, the Company’s Board of Directors approved a new Directors’ Annual Retainer Plan (the “New Plan”), effectively amending and restating the Current Plan. Under the New Plan, the stock portion of the Director’s Annual Retainer was increased from $70,000 to $90,000, and the period during which shares of Common Stock may be granted was extended by approximately two years.

The New Plan replaces and supersedes the Current Plan, from which no new shares will be paid.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds  to Exhibit Table in Item 601 of Regulation S-K):

Exhibit No.                          Description

10(o)(iv)	Directors’ Annual Retainer Plan, incorporated by reference to Exhibit B to Registrant’s 2018 Notice of Annual Meeting and Proxy Statement filed with the Securities and Exchange Commission on March 29, 2018.
24	Power of Attorney dated as of May 19, 2017, incorporated by reference to the Power of Attorney included in the original Registration Statement dated May 17, 2017 being amended hereby.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, State of New Hampshire, on this 11th day of May, 2018.

ALBANY INTERNATIONAL CORP.

By:	/s/ John B. Cozzolino
	Name:	John B. Cozzolino
	Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

Title	Signature	Date
Chairman of the Board and Director	* Erland E. Kailbourne	May 11, 2018
President and Director (Principal Executive Officer)	/s/Olivier M. Jarrault Olivier M. Jarrault	May 11, 2018
Chief Financial Officer and Treasurer (Principal Financial Officer)	* John B. Cozzolino	May 11, 2018
Vice President--Controller (Principal Accounting Officer)	* David M. Pawlick	May 11, 2018
Director	* John R. Scannell	May 11, 2018
Director	* John F. Cassidy, Jr.	May 11, 2018
Director	* Katharine L. Plourde	May 11, 2018
Director	* Edgar G. Hotard	May 11, 2018
Director	* A. William Higgins	May 11, 2018
Director	* Kenneth W. Krueger	May 11, 2018
Director	* Christine L. Standish	May 11, 2018

 *Executed pursuant to a Power of Attorney filed as part of the Registration Statement on May 19, 2017, and incorporated by reference herein.